Exhibit 10(f)(x)

AMENDMENT NUMBER NINE

TO THE

HARRIS CORPORATION RETIREMENT PLAN

WHEREAS, Harris Corporation, a Delaware corporation (the “Corporation”), heretofore has adopted and maintains the Harris Corporation Retirement Plan, as amended and restated effective January 1, 2011 (the “Plan”);

WHEREAS, pursuant to Section 17.1 of the Plan, the Management Development and Compensation Committee of the Corporation’s Board of Directors (the “Compensation Committee”) has the authority to amend the Plan;

WHEREAS, pursuant to Section 13.3 of the Plan, the Compensation Committee has delegated to the Employee Benefits Committee of the Corporation (the “Employee Benefits Committee”) the authority to adopt non-material amendments to the Plan;

WHEREAS, the Corporation has entered into an Asset Sale Agreement with Nant Health, LLC dated as of June 16, 2015 pursuant to which the Corporation is selling its Healthcare Solutions Business Unit (such agreement, as it may be amended from time to time, the “Asset Sale Agreement”);

WHEREAS, as a result of such sale, employees of the Healthcare Solutions Business Unit will cease to be employed by the Corporation and its subsidiaries (such employees, the “HCS Employees”);

WHEREAS, the Asset Sale Agreement provides that effective as of the “Closing Date” (for all purposes of this Amendment, as such term is defined in the Asset Sale Agreement), each HCS Employee shall become fully vested in his or her account balance in the Plan; and

WHEREAS, the Employee Benefits Committee desires to amend the Plan to reflect the above-described term of the Asset Sale Agreement and has determined that such amendment is non-material.

NOW, THEREFORE, BE IT RESOLVED, that Schedule B of the Plan is hereby amended, effective as of the Closing Date, to add a new paragraph at the end thereof as follows:

2. Divestiture of the Healthcare Solutions Business Unit

(a) In General. The Company has entered into an Asset Sale Agreement with Nant Health, LLC dated as of June 16, 2015 pursuant to which the Company will sell its Healthcare Solutions Business Unit (such agreement, as it may be amended from time to time, the “HCS Asset Sale Agreement”). The Employees who will cease to be employed by the Company as a result of such transaction shall be designated herein as “HCS Employees.”

(b) Vesting. Notwithstanding any other provision in the Plan, effective as of the “Closing Date” (as such term is defined in the HCS Asset Sale Agreement), the HCS Employees shall be 100% vested in their Accounts under the Plan.

APPROVED by the HARRIS CORPORATION EMPLOYEE BENEFITS COMMITTEE on this 30th day of June, 2015.

/s/ Adam Histed
Adam Histed, Chairperson

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